Exhibit 10.6

Certain identified information has been excluded because it is not material and would be competitively harmful if disclosed. In addition, portions of the exhibit have been omitted.

SOLAR DEVELOPMENT LENDING, LLC

First AMENDMENT to
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of Solar Development Lending, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of January 8, 2018, by and among (i) MMA Energy Capital, LLC, a Maryland limited liability company (“MEC”), (ii) Hunt Investment Management, LLC, a Delaware limited liability company (“Hunt”), (iii) [Affiliate of Fundamental Advisors, LP], a Delaware limited liability company (“Fundamental Intermediate”), and (iv) solely for the purpose of Section 3 hereof, [Affiliates of Fundamental Advisors, LP].

Whereas, the Members are party to that certain Operating Agreement of the Company, dated as of November 21, 2016 (as heretofore amended, supplemented or otherwise modified (including without limitation pursuant to that certain Agreement Regarding CCR Sunshare and Novel MN Investments dated as of September 21, 2017 (the “CCR Sunshare/Novel MN Letter Agreement”) and all of the Prior Letter Agreements (as defined in the CCR Sunshare/Novel MN Letter Agreement)), the “Existing Operating Agreement”), under which the Administrative Member is a Member of the Company;

Whereas, to accommodate MEC, the Members desire to amend the Existing Operating Agreement to reflect certain matters with respect to the creation, appointment, rights and duties of an “Administrative Member” of the Company separate and distinct from either Member and which does not make and is not required to make capital contributions to the Company and does not acquire a limited liability company interest in the Company;

Whereas, to accommodate MEC, the Members desire to appoint Hunt as Administrative Member of the Company;

Whereas, Section 7.1(D)(xix) of the Existing Operating Agreement permits amendment only with the affirmative written consent of the Members; and

Whereas, capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Existing Operating Agreement.

Now, Therefore, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Existing Operating Agreement.  Notwithstanding anything to the contrary contained in the Existing Operating Agreement, the Members hereby consent to and approve (i) the Administrative Member being a Person separate and distinct from either Member, having the rights and duties set forth below and in the Existing Operating

Agreement, and (ii) the substitution of Hunt for MEC as the Administrative Member.  Notwithstanding anything to the contrary contained in the Existing Operating Agreement:

(a)except as otherwise specified in Sections 1(c) and 1(e) of this Agreement, each reference to “Administrative Member” in the Existing Operating Agreement shall refer to the Administrative Member having the rights and obligations set forth herein and/or in the Existing Operating Agreement for the Administrative Member but not the rights or obligations of a “Member” (and references in the Existing Operating Agreement to the “Administrative Member” shall refer only to the Administrative Member and not to any Member), and each reference to “Member” in the Existing Operating Agreement shall refer to a Member having the rights and obligations set forth herein and in the Existing Operating Agreement for a Member but not the rights or obligations of the Administrative Member (and references in the Existing Operating Agreement to “Member” or “Members” shall refer only to a Member or the Members (as the case may be) and not to the Administrative Member);

(b)for the avoidance of doubt, the Members acknowledge and agree that the Administrative Member shall constitute a member of the Company (but not (except as otherwise specified in Sections 1(c) and 1(e) of this Agreement) a “Member”), but shall not have a Capital Account, shall have no Interest, shall have no obligation to fund Capital Contributions under Article V of the Existing Operating Agreement and shall have no right to and shall receive no distributions under Article VI and/or Article X of the Existing Operating Agreement;

(c)the Administrative Member shall be an Indemnified Party for purposes of Section 7.2 of the Existing Operating Agreement and shall be considered a “Member” for purposes of (i) the definition of the term “Transfer”, (ii) Sections 2.2(F), 5.2(B) (excluding any requirement to make Capital Contributions, even if by Required Approval), 5.2(C), 5.5, 5.6, 7.1(D)(xxix), 7.1(D)(xxxi), 7.2(B), 7.2(E), 7.2(F), 7.3(D), 7.4(B), 8.3, 9.7, 10.2(B)(ii) and 10.2(F), and Article XI, of, and paragraphs 2 and 4 of Exhibit C to, the Existing Operating Agreement, and (iii) Section 7.3(A) of the Existing Agreement (but subject in any event to Section 1(d) of this Agreement), clause (i) of the proviso to the first sentence of Section 7.3(B) of the Existing Operating Agreement (but only if Fundamental is the Non-Funding Member), clause (ii) of the proviso to the first sentence of Section 7.3(B) of the Existing Operating Agreement (and “MEC” shall mean MEC and/or the Administrative Member both in said clause (ii) and in the last sentence of said Section 7.3(B) (except in the case of the reference to “MEC” in clause (II) of said last sentence)), and Section 7.3(C) of the Existing Agreement (subject in any event to Section 1(d) of this Agreement, and provided that the second sentence of said Section 7(C) shall apply to Hunt as the Administrative Member only as if said second sentence read as follows:  “If investment opportunities are not required to be presented to the Company pursuant to Section 7.3(B), and/or Section 1(d) of that certain First Amendment to Limited Liability Company Operating Agreement (of the Company), or are rejected pursuant to Section 7.4(C), the presenting Member (unless such Member (or if such Member is the Administrative Member, MEC) failed to provide any approval of such Member (or if such Member is the Administrative Member, of MEC) required for the Company to undertake such investment opportunity) may choose to invest directly in such investment outside of the Company.”), provided, for the avoidance of doubt, that the term “Required Approval” in any event (including without limitation in the context of any references thereto in the provisions of the Existing Operating Agreement specified in clause (ii) or (iii) above) shall mean the affirmative written consent of the Members (i.e., excluding the Administrative Member) obtained in the manner provided in the Existing Operating Agreement;

(d) Section 7.3 of the Existing Operating Agreement is hereby amended to add a new subsection (F) thereto, reading in its entirety as follows:

“(F)Hunt hereby covenants to Fundamental that unless and until the occurrence of a Non-Solicit Trigger Event, Hunt shall, and shall cause its Affiliates to, present all Company Opportunities (regardless of whether they are also Competing Investments) for consideration exclusively first by SCL and then by the Company; provided however, that (x), subject to clause (y), neither Amber Infrastructure Group Holdings Limited, a private limited company registered in England and Wales and each of its controlled Affiliates other than Hunt and its controlled Affiliates (each individually, an “AI Person”) nor Hunt Financial Securities, LLC, a Delaware limited liability company, individually and not including any of its subsidiaries or Affiliates (“HFS”), shall be considered to constitute an Affiliate of MEC or Hunt for purposes of this Section 7.3(F), and (y) each of Hunt and MEC covenants that it shall not, and shall cause its Affiliates (excluding any AI Person and HFS) not to, (A) cause, direct or in any manner facilitate or otherwise assist any AI Person or HFS to pursue (or in pursuing) any Company Opportunity, or (B) without limiting the generality of clause (A), provide to any AI Person or HFS, or cause, direct or in any manner facilitate the provision to any AI Person or HFS, of any information relating to any Company Opportunity”;

(e)Section 9.1 of the Existing Operating Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary in the preceding sentence, the Administrative Member may not, and shall not, Transfer all or any part of its rights, powers, obligations or duties under this Agreement (even to an Affiliate) without Required Approval (and, without limitation of the foregoing, Section 9.3 hereof shall apply to the Administrative Member (as if it were a Member)).”;

(f)  the definition of the term “Administrative Member” in Section 2.1 of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“‘Administrative Member’ means Hunt or any successor or replacement Administrative Member appointed (i) at any time, by Required Approval, or (ii) at any time when a Change/Absence of Specified Control exists, by Fundamental (provided that during any period when Fundamental, or an Affiliate of Fundamental, is, pursuant to the exercise by Fundamental of its rights under this clause (ii), the Administrative Member, MEC, rather than Fundamental, shall constitute the “Reviewing Member” for purposes hereof).”;

(g)Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined terms thereto (reading in their entirety as follows):

“Change/Absence of Specified Control” means:

(i)Hunt and/or its Affiliates at any time after March 12, 2018 failing or ceasing to collectively own, beneficially and of record, at least 75,000 Common Shares (such figure and reference to Common Shares to be appropriately adjusted in the event of any stock dividend, stock split, reclassification, recapitalization or other similar transaction with respect to the Common Shares (or substitute therefor or addition thereto pursuant to this parenthetical clause)) of MMA Capital Management, LLC, a Delaware limited liability company; or

(ii)(x) any of the individuals constituting the Key Asset Managers at any time failing or ceasing to be actively and meaningfully involved (directly or indirectly) on a day-to-day basis in the decision-making regarding (A) the conduct of the business and affairs of the Company or (B) without limiting the generality of (A), the investment underwriting, and other, activities specified in Section 7.4(A) hereof, or (y) the individuals constituting the Key Asset Managers failing to have the collective power, directly or indirectly, to manage and control, all ordinary course decision-making of the Administrative Member regarding, (A) the conduct of the business and affairs of the Company and (B) without limiting the generality of clause (A), the investment underwriting, and other, activities specified in Section 7.4(A) hereof.

“Hunt” means Hunt Investment Management, LLC, a Delaware limited liability company.

“Key Asset Managers” means Bob Hopper, Gary Mentesana and Megan Targarona Sophocles, as such group of individuals may be modified from time to time pursuant to a written request for such modification submitted by the Administrative Member and consented to in writing by Fundamental (such consent not to be unreasonably withheld).

(h)the phrase (in the second sentence of Section 7.1(D) of the Existing Operating Agreement) “by any Member” is hereby amended to read “by any Member, or the Administrative Member,”;

(i)Section 7.1(E) of the Existing Operating Agreement is hereby amended to add the following sentence at the end thereof:

“Further, for the avoidance of doubt, (i) the Person then serving as the Administrative Member automatically shall cease to constitute the Administrative Member (and automatically shall cease to be a member of the Company) upon the happening of any of the events specified in section 18-304 of the Act (as in effect on the date hereof), but no such event shall cause the dissolution of the Company, (ii) (x) the Person then serving as the Administrative Member automatically shall cease to constitute the Administrative Member (and automatically shall cease to be a member of the Company) upon the consummation of any Buy-Sell Closing, and (y) MEC shall procure that, in connection with the consummation of any Buy-Sell Closing, the Administrative Member (unless such Administrative Member was appointed solely by Fundamental) executes and delivers to Fundamental, at such Buy-Sell Closing, the same release (in favor of Fundamental and/or the Company) that MEC is required to execute and deliver, and (iii) the Administrative Member shall have no power or authority to dissolve the Company (or to seek the dissolution of the Company).”;

(j)the last sentence of Section 7.1(F)(i) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“The Annual Budget shall be presented in the form of a budget of Hunt regarding the Company, SPL, SCL and REL with detailed allocations of certain expenses expected to be incurred directly by the Company, SPL, SCL and REL as well as the operating expenses of Hunt that are necessary for the Administrative Member to perform its duties under this Agreement, the REL Operating Agreement, the Management Agreement (as defined in the REL Operating Agreement), the SCL Operating Agreement and the SPL Operating Agreement, it being acknowledged and agreed that (i) Hunt's operating expenses will be paid directly by Hunt and reimbursed (for the avoidance of doubt, to the extent in respect of SDL, SCL or SPL) solely through the Administrative Member Cost Reimbursement Fee paid by the Company, REL, SCL and SPL pursuant to the allocation set forth in Section 7.5 hereof, and (ii) the only REL costs, or Hunt costs related to REL, that will be reflected in the Annual Budget as payable by the Company, SCL or SPL will be the Hunt costs related to REL that will be payable to REL through such Administrative Member Cost Reimbursement Fee, provided that none of this sentence will apply during any period when the Administrative Member is a Person appointed solely by Fundamental.”;

(k)The reference, in Section 7.1(F)(i) of the Existing Operating Agreement, to “Exhibit C” is hereby amended to refer instead to “Exhibit D”, and the reference, in Section 7.4(C) of the Existing Operating Agreement, to “Exhibit D” is hereby amended to refer instead to “Exhibit C”;

(l)A new final sentence of Section 7.5 is hereby added to the Existing Operating Agreement as follows:  “If at any time Hunt is removed as the Administrative Member hereunder by Fundamental (or pursuant to the last sentence of Section 7.1(E)), then, with effect from and after such removal, the Administrative

Member Cost Reimbursement Fee shall be calculated as above in this Section 7.5 on a stand-alone basis for the Administrative Member of the Company only (including without limitation that (aa) the “Applicable Portion” thereafter shall be deemed to be 100%, (bb) all references in this Section 7.5 to the “SEC/REL/SDL/SPL Administrative Member” shall instead be deemed to refer solely to the “Administrative Member”, and (cc) all references in this Section 7.5 to the REL Operating Agreement, the SCL Operating Agreement and/or the SPL Operating Agreement shall be disregarded).”;

(m)A new Section 8.4 is hereby added to the Existing Operating Agreement, reading in its entirety as follows:

“8.4.  Change/Absence of Specified Control Information.  Promptly upon request of Fundamental from time to time, MEC shall (i) certify in writing to Fundamental as to whether a Change/Absence of Specified Control has occurred or otherwise exists, and (ii) without limitation of clause (i), provide Fundamental specific information requested by Fundamental relevant to determining whether a Change/Absence of Specified Control has occurred or otherwise exists.”; and

(n)Section 9.2(A) of the Existing Operating Agreement is hereby amended by adding a new second sentence thereto reading in its entirety as follows:

“In addition to the foregoing, (i) at any time that Fundamental appoints an Administrative Member other than Hunt, MEC or any of their respective Affiliates upon the existence of a Change/Absence of Specified Control hereunder, MEC may give Notice to Fundamental that a deadlock exists, and (ii) if Fundamental at any time determines in good faith that Hunt has failed in any material respect to carry out its Primary Responsibilities in accordance with the terms of this Agreement or has otherwise materially breached its obligations under this Agreement, and (x) Fundamental notifies MEC of such determination and requests MEC to agree upon a replacement for Hunt as, and jointly to replace Hunt as, the Administrative Member and (z) Fundamental and MEC fail to agree on such joint replacement or MEC fails to join with Fundamental in replacing Hunt as Administrative Member, in each case within 30 days of such notice from Fundamental, then, at any time within 180 days thereafter, Fundamental may give notice to MEC that a deadlock exists.”;

(o)The existing second sentence of Section 9.2(A) of the Existing Operating Agreement (i.e., prior to giving effect to this Agreement) is hereby modified to replace the words “such deadlock” with the words “any deadlock declared to exist under either of the two preceding sentences”; and

(p)The Existing Operating Agreement is hereby amended to add a new Section 11.8 thereto, reading in its entirety as follows:

“11.8  Amendment.  This Agreement or the Certificate may not be amended, modified or supplemented except by, but in any event (and any other term of this Agreement to the contrary notwithstanding) may be amended, modified or supplemented by, an instrument executed in writing by each of the Members (i.e., excluding the Administrative Member), provided that the consent of the Administrative Member shall be required for any amendment, modification or supplement of this Agreement directly modifying the rights, duties or obligations of the Administrative Member hereunder.”.

2.Execution by Administrative Member.  By its execution hereof, Hunt hereby agrees to be bound in all respects to the terms of (i) this Agreement and (ii) the Existing Operating Agreement, as amended and/or otherwise supplemented hereby, as Administrative Member as though a party thereto, and agrees that this Agreement shall be treated in all respects as if it were a counterpart signature page to the Existing Operating Agreement.  For the avoidance of doubt, all of the parties hereto (including without limitation Hunt) agree that any breach of this Agreement by any party hereto shall constitute a breach by such party of the Existing Operating Agreement (as amended and/or otherwise supplemented hereby) for all purposes thereof.
3.Fundamental Substitution.  Effective as of October 31, 2017, (i) 100% of Fundamental II’s Interests in the Company were transferred to Fundamental Intermediate (such transfer, the “Fundamental II Transfer”), and (ii) 100% of Fundamental III’s Interests in the Company were transferred to Fundamental Intermediate (such transfer, the “Fundamental III Transfer”), and MEC consented thereto.  For the avoidance of doubt, (x) each of the Fundamental II Transfer and the Fundamental III Transfer is hereby re-confirmed and re-approved in all respects by all of the Members (and the Administrative Member), and Fundamental II and Fundamental III, and (y) any term of the Existing Operating Agreement (or this Agreement) to the contrary notwithstanding (and without limiting the generality of clause (x)), Fundamental Intermediate is hereby confirmed to have been substituted for Fundamental II and Fundamental III as a member of the Company (and as a Member), with effect from and after October 31, 2017.  In furtherance of the foregoing, with effect from and after October 31, 2017, (x) Section 2.1 of the Existing Operating Agreement is hereby amended to:  (A) change the definition of “Fundamental” to read in its entirety as follows:  “‘Fundamental’ means [Affiliate of Fundamental Advisors, LP], a Delaware limited liability company, and includes any permitted assignees and/or any successors to any of the Interest held thereby, in each case for so long as such Person is a Member.”; and (B) delete the definitions of the terms “Fundamental II” and “Fundamental III”, and (y) Schedule A to the Existing Operating Agreement is hereby amended to read in its entirety as set forth in Annex A to this Agreement.
4.Miscellaneous.

(a)Except as specifically modified or supplemented herein, the Existing Operating Agreement shall remain in full force and effect.  If any conflict exists between the provisions in this Agreement and the Existing Operating Agreement, this Agreement shall control.  The Existing Operating Agreement, as amended and supplemented by this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and contains all of the covenants and agreements of the parties hereto with respect thereto.  This Agreement may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  All section headings of this Agreement are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Agreement.  The recitals hereto are hereby incorporated by reference into and form an integral part of this Agreement.

(b)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

(c)This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)By their execution of this Agreement, the undersigned Members and the Administrative Member hereby confirm that they are duly authorized to execute this Agreement and any necessary requisite approval has been obtained with respect to this Agreement and all matters set forth herein.

(e)By its execution of this Agreement, MEC and Hunt each hereby represents and warrants to each of Fundamental II, Fundamental III and Fundamental Intermediate that (i) a true and correct copy of the Renewable Energy Lending, LLC Management Agreement dated as of November 7, 2016 by and among REL and MEC has been provided to Fundamental, (ii) as a result of the REL Management Assignment and REL Consent (each as defined below), if and when executed, Hunt will take the place of MEC as constituting the Person that, in relation to REL, is the equivalent of (x) the Administrative Member of the Company, (y) the Administrative Member (as such term is defined in the SPL Operating Agreement) of SPL, and (z) the Administrative Member (as such term is defined in the SCL Operating Agreement) of SCL, and (iii) as of the Specified Sections Effective Date, no Change/Absence of Specified Control (as such term is to be defined in the Existing Operating Agreement as to be amended, modified and supplemented hereby) shall exist.

(f)Effectiveness.  Sections 1 and 2 hereof shall be effective upon (but only upon) the occurrence of each of the following prior to or on (but not after) January 31, 2018:  (i) (A) the execution and delivery by MEC and Hunt of that certain Assignment and Assumption Agreement in the form attached hereto as Exhibit A (the “REL Management Assignment”) and (B) the execution and delivery by REL and MEC, and acknowledgement for limited purposes by RDH, of that certain Irrevocable Consent to Assignment of Renewable Energy Lending, LLC Management Agreement in the form attached hereto as Exhibit B (the “REL Consent”); (ii) delivery to Fundamental Intermediate by MEC of a written certificate certifying to Fundamental Intermediate that (x) the REL Management Assignment has occurred, and (y) attached thereto is a true and correct copy of the REL Management Assignment (and attaching the same thereto);  (iii) delivery to Fundamental Intermediate by MEC of a written certificate certifying to Fundamental Intermediate that (1) each of the REL Consent, and the “Consent Effective Date” (as defined in the REL Consent), has occurred, and (2) attached thereto is a true and correct copy of the REL Consent (and attaching the same thereto); and (iv) delivery to Fundamental Intermediate by MEC of a written certificate certifying to Fundamental Intermediate that the representations and warranties set forth in Section 4(e) of this Agreement are true and correct as of the date of such certificate (and after giving effect to the REL Management Assignment and the REL Consent) (such effective date being the “Specified Sections Effective Date”).  For the avoidance of doubt, the remainder of this Agreement is effective immediately upon the execution and delivery hereof (regardless of whether Sections 1 and 2 hereof ever become effective).  For the further avoidance of doubt, nothing herein modifies or otherwise affects any of the terms of the CCR Sunshare/Novel MN Letter Agreement and/or any Prior Letter Agreement (as defined in the CCR Sunshare/Novel MN Letter Agreement), and (without limitation of the foregoing) in the event of any conflict between any of terms hereof (including without limitation any of the amendments to the Existing Operating Agreement set forth herein), on the one hand, and any of the terms of the CCR Sunshare/Novel MN Letter Agreement and/or any Prior Letter Agreement, on the other hand, the terms of the CCR Sunshare/Novel MN Letter Agreement and/or the relevant Prior Letter Agreement(s) shall prevail.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEMBERS:

[AFFILIATE OF FUNDAMENTAL ADVISORS, LP]

By:	[Affiliate of Fundamental Advisors, LP], Its Managing Member

	By:	[Affiliate of Fundamental Advisors, LP], its Managing Member

	By:	/s/Laurence Gottlieb
		Name:	Laurence Gottlieb
		Title:	Managing Member

MMA ENERGY CAPITAL, LLC

By:	/s/Michael L. Falcone
	Name:	Michael L. Falcone
	Title:	President

ADMINISTRATIVE MEMBER:

HUNT INVESTMENT MANAGEMENT, LLC

By:	/s/Kara E. Harchuck
	Name:	Kara E. Harchuck
	Title:	EVP / General Counsel

FORMER FUNDAMENTAL MEMBERS (SOLELY FOR THE PURPOSE OF SECTION 3 OF THE ABOVE AGREEMENT)

[AFFILIATE OF FUNDAMENTAL ADVISORS, LP]

By:	[Affiliate of Fundamental Advisors, LP], its general partner

By:	/s/Laurence Gottlieb
	Name:	Laurence L. Gottlieb
	Title:	Authorized Signatory

[AFFILIATE OF FUNDAMENTAL ADVISORS, LP]

By:	[Affiliate of Fundamental Advisors, LP], its general partner

By:	/s/Laurence L. Gottlieb
	Name:	Laurence L. Gottlieb
	Title:	Authorized Signatory